Exhibit 4.1.1

CARDIODYNAMICS INTERNATIONAL CORPORATION

FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This First Amendment to SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of April 17, 2006, by and among CardioDynamics International Corporation, a California corporation (the “Company”), and the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”). (Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement (as defined below.))

Section 2.1 of that certain Securities Purchase Agreement (the “Agreement”) by, between and among the parties set forth above and on Schedule A hereto is hereby amended by adding the following proviso to such Section 2.1:

“Notwithstanding anything herein to the contrary, in no event shall a Purchaser have the right or be required to exercise the Notes to the extent that as a result of such exercise, the aggregate number of shares of Common Stock beneficially owned by such Purchaser, its Affiliates and any “group” (as defined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) of which the Purchaser may be deemed to be a party (collectively the “Purchaser’s Affiliates”) would exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 2.1, beneficial ownership shall be calculated in accordance with Sections 13(d) and Section 16(a) of the Exchange Act. The provisions of this Section 2.1 may be waived by a Purchaser as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section shall continue to apply until such tenth day (or later, if stated in the notice of waiver).”

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Michael K. Perry
Name: Michael K. Perry
Its: Chief Executive Officer
Fax No (858) 623-8415

ATLAS MASTER FUND, LTD.

By:	/s/ Scott H. Schroeder
Name: Scott H. Schroeder
Its: Authorized Signatory

Schedule A

PURCHASERS

Name and Address of Purchaser

Atlas Master Fund, Ltd.*

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Balanced Fund, LP

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Balanced Fund Offshore, Ltd.

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Long Bias Fund, LP

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Long Bias Fund Offshore, Ltd.

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein